SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 1, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed as part of this report:

99.1 – Press Release of the Board of Directors of aaiPharma Inc. dated March 1, 2004.

99.2 – Press Release of aaiPharma Inc. dated March 1, 2004.

Item 9. Regulation FD Disclosure.

     On March 1, 2004, the Board of Directors of aaiPharma Inc. (the “Company”) issued a press release announcing the appointment of an independent committee of its Board of Directors to conduct an inquiry with respect to unusual sales in the Company’s Brethine and Darvocet product lines during the second half of 2003. This press release is submitted as Exhibit 99.1 to this Current Report on Form 8-K.

     On March 1, 2004, the Company issued a press release announcing that it had entered into a definitive agreement to sell its M.V.I.® (Multi-Vitamin Infusion) and Aquasol® product business. This press release is submitted as Exhibit 99.2 to this Current Report on Form 8-K.

     Note: Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004	aaiPharma Inc.

	By:	/s/ William L. Ginna, Jr.

William L. Ginna, Jr., Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of the Board of Directors of aaiPharma Inc. dated March 1, 2004

99.2	Press Release of aaiPharma Inc. dated March 1, 2004

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